TIDAL TRUST II 485APOS

Ex-99.(p)(i)

Exhibit 6. CODE OF ETHICS

TIDAL TRUST II

Adopted Pursuant to Rule 17j-1

While affirming its confidence in the integrity and good faith of all of its officers and trustees, Tidal Trust II (the “Trust”), recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers, employees and trustees could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Trust, in a position where their personal interest may conflict with that of the Trust.

In view of the foregoing and of the prohibitions of Rule 17j-1(b) under the Investment Company Act of 1940 (the “1940 Act”), the Trust has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.	Statement of General Principles.

In recognition of the confidence placed in the Trust by its shareholders, and to give effect to the Trust’s belief that its operations should be directed to the benefit of its shareholders, the Trust hereby adopts the following general principles to guide the actions of its trustees, officers and employees.

(1)         The interests of the Trust’s shareholders are paramount, and all of the Trust’s personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

(2)         All personal transactions in securities by the Trust’s personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Trust and its shareholders.

(3)         All of the Trust’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Trust, or that otherwise bring into question the person’s independence or judgement.

II.	Definitions.

(1)         “Access Person” shall mean (i) each trustee or officer of the Trust or its investment adviser or sub-advisers, (ii) each employee of its investment adviser or sub-advisers (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust or any series thereof (each, a “Fund”), or whose functions relate to the making of any recommendations with respect to such purchases or sales, (iii) any natural person in a control relationship to the Trust or its investment adviser or sub-advisers who obtains information concerning recommendations made to or by the Trust with respect to the purchase or sale of a security by any Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (iv) each trustee, officer or general partner of any principal underwriter for the Trust, but only where such person in the ordinary course either makes, participates in, or obtains information regarding the purchase or sale of securities by each Fund, or whose functions relate to the making of recommendations regarding securities for each Fund; and (v) any natural person in a control relationship with a Fund or any Fund’s adviser or sub-advisers who obtain information concerning recommendations made to each Fund with regard to the purchase or sale of a security.

(2)         “Beneficial ownership” of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider themselves to be beneficial owners of any securities in which they have a direct or indirect pecuniary interest. In addition, a person should consider themself the beneficial owner of securities held by their spouse, minor children, a relative who shares their home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

(3)         “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

(4)         “Independent Trustee” means a trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

(5)         “Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, as amended. (“Securities Act” ) the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

(6)         “Portfolio Manager” means an individual who is involved in making the purchase or sale decisions of securities for a Fund.

(7)         “Private Placement” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

(8)         “Special Purpose Investment Personnel” means each Access Person who, in connection with his or her regular functions (including, where appropriate, attendance at Board meetings and other meetings at which the official business of the Trust or any Fund thereof is discussed or carried on), obtains contemporaneous information regarding the purchase or sale of a security by a Fund. Special Purpose Investment Personnel shall occupy this status only with respect to those securities as to which he or she obtains such contemporaneous information.

(9)         “Purchase or sale of a security’’ includes, among other things, the writing of an option to purchase or sell a security.

(10)       “Review Officer” means the officer of the Trust or the adviser designated from time to time to receive and review reports of purchases and sales by Access Persons. It is recognized that a different Review Officer may be designated with respect to the Trust, the adviser and the sub-advisers.

(11)       “Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, shares issued by registered, open-end mutual funds (other than exchange-traded funds) and high quality short-term debt instruments, including repurchase agreements.

(12)       A Security “held or to he acquired” by the Trust or any Fund means (A) any Security which, within the most recent fifteen days, (i) is or has been held by the Trust or any Fund thereof, or (ii) is being or has been considered by a Fund’s investment adviser or sub-adviser for purchase by a Fund; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

(13)       A Security is “being purchased or sold” by the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust until the time when such program has been fully completed or terminated.

III.	Prohibited Purchases and Sales of Securities.

(1)         No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Fund of the Trust:

(A)            employ any device, scheme or artifice to defraud such Fund;

(B)            make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(C)            engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

(D)            engage in any manipulative practice with respect to Fund.

(2)         No Portfolio Manager may purchase or sell, directly or indirectly, any Security as to which such person is a Portfolio Manager in which he had (or by reason of such transaction acquires) any Beneficial Ownership at any time within seven (7) calendar days before or after the time that the same (or a related) Security is being purchased or sold by any Fund.

(3)         No Special Purpose Investment Personnel may profit in the purchase and sale, or sale and purchase of a Security as to which he or she is a Special Purpose Investment Personnel within 60 days of acquiring Beneficial Ownership of that Security.

IV.	Additional Restrictions and Requirements

(1)          Pre-approval of Private Placements - Investment Personnel must obtain approval from the Review Officer before acquiring beneficial ownership of any securities offered in connection with an IPO or a Private Placement.

(2)          Investment Personnel may not purchase Initial Public Offerings (“IPOs”)

(3)          No Access Person shall accept or receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the Trust.

(4)          Each Access Person (other than the Trust’s Independent Trustees and its Trustees and officers who are not currently affiliated with or employed by the Trust’s investment adviser or principal underwriter) who is not required to provide such information under the terms of a code of ethics described in Section VII hereof must provide to the Review Officer a complete listing of all securities owned by such person as of the end of a calendar quarter. The initial listing must be submitted no later than 10 days of the date upon which such person first becomes an Access Person of the Trust, and each update thereafter must be provided no later than 30 days after the start of the subsequent year. The information included in the annual holdings report must be as of each calendar year-end. The Initial Holdings Report and Annual Holdings Report are attached to this Code of Ethics as Exhibit B and Exhibit C, respectively.

V.	Reporting Obligations.

(1)         Each Access Person (other than the Trust’s Independent Trustees) shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. Reports shall be filed with the Review Officer quarterly. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports (“Alternate Review Officer”), who shall act in all respects in the manner prescribed herein for the Review Officer.

(2)         Every report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(A)            The date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares or the principal amount of each security involved;

(B)             The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(C)             The price at which the transaction was effected;

(D)            The name of the broker, dealer or bank with or through whom the transaction was effected; and

(E)             The date the report was submitted by the Access Person.

(3)         In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

The Quarterly Transaction Report is attached to this Code of Ethics as Exhibit A.

(4)         Each Access Person (other than the Trust’s Independent Trustees and its Trustees and officers who are not currently affiliated with or employed by the Trust’s investment adviser or principal underwriter) shall provide to the Review Officer a complete listing of all securities owned by such person as of the end of a calendar year. The initial listing must be submitted no later than 10 days of the date upon which such person first becomes an Access Person of the Trust, and each update thereafter must be provided no later than 30 days after the start of the subsequent year. The information included in the annual holdings report must be as of each calendar year-end. The Initial Holdings Report and Annual Holdings Report are attached to this Code of Ethics as Exhibit B and Exhibit C, respectively.

(5)         An Access Person who would otherwise be required to report his or her transactions under this Code of Ethics shall not be required to file reports pursuant to this Section V where such person is required to file reports pursuant to a code of ethics described in Section VII, hereof.

(6)         An Independent Trustee shall report transactions in Securities only if the trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15 day period immediately preceding or following the date of the transaction, such security was purchased or sold, or was being considered for purchase or sale, by the Trust. (The “should have known” standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting a Fund’s investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund’s portfolio holdings, market considerations, or the Fund’s investment policies, objectives and restrictions.)

(7)         Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

(8)         Each Independent Trustee shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company’s outstanding shares. Such report shall be made promptly after the date on which the Trustee’s ownership interest equaled or exceeded 1/2 of 1%.

VI.	Review and Enforcement.

(1)         The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of the Trust and a list of securities being considered for purchase or sale by the Trust’s adviser(s) and sub-adviser(s) to determine whether a violation of this Code of Ethics may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

(2)         If the Review Officer determines that a violation of this Code of Ethics may have occurred, the Review Officer shall submit written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the President of the Trust and outside counsel, who shall make an independent determination as to whether a violation has occurred.

(3)         If the president of the Trust and Fund counsel find that a violation has occurred, the president shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Trust.

(4)         No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or of the imposition of any sanction against themself. If a securities transaction of the president of the Trust is under consideration, an officer of the Trust shall act in all respects in the manner prescribed herein for the president.

(4)         The Review Officer is responsible for identifying each person who is (a) an Access Person of the Trust; and (b) required to report his or her transactions under this Code and shall inform such Access Persons of their reporting obligation under the Code. Such Access Persons shall execute the Compliance Certification attached to this Code of Ethics as Exhibit D and E.

VII.	Annual Written Report to the Board.

At least once each year, the Review Officer will provide the Board of Trustees a written report that includes:

(1)          Issues Arising Under the Code - The report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanction(s).

(2)         Certification - The report will certify to the Board of Trustees that the Trust has adopted measures reasonably necessary to prevent its personnel from violating this Code of Ethics currently and in the future.

VIII.	Records.

The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the 1940 Act and shall be available for examination by representatives of the U.S. Securities and Exchange Commission.

(1)          A copy of this Code of Ethics and any other code which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place;

(2)          A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

(3)          A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

(4)          A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place.

(5)          A copy of each annual report to the Board of Trustees will be maintained for at least five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

(6)          A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an IPO or a Private Placement, shall be preserved for at least five (5) years after the end of the fiscal year in which the approval is granted.

IX.	Miscellaneous

(1)         Confidentiality. All reports of securities transactions and any other information filed with the Trust pursuant to this Code of Ethics shall be treated as confidential.

(2)         Interpretation of Provisions. The Board of Trustees may from time to time adopt such interpretations of this Code of Ethics as it deems appropriate.

(3)         Periodic Review and Reporting. The president of the Trust shall report to the Board of Trustees at least annually as to the operation of this Code of Ethics and shall address in any such report the need (if any) for further changes or modifications to this Code of Ethics.

Exhibit A

Tidal Trust II

Quarterly Personal Securities Transaction Report

Name of Reporting Person:	Calendar Quarter Ended:

Date Report Due:	Date Submitted:

Securities Transactions* (Note: Transactions in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Date of Transaction	Title of Reportable Security and ticker or CUSIP	No. of Shares or Principal Amount	Maturity Date and Interest Rate (if applicable)	Type of Transaction (buy, sell or other - describe)	Price	Name of Broker, Dealer or Bank Effecting Transaction

_____	I had no transactions involving Reportable Securities during the preceding calendar quarter that were required to be reported.

_____	I had transactions involving Reportable Securities during the preceding calendar quarter for non-Tidal Fund accounts and I have either supplied all of the required information on this form or have arranged for the Chief Compliance Officer to receive duplicate copies of trade confirmations and periodic account statements that contain all of the information listed above.

_____	I had transactions involving Reportable Securities during the preceding calendar quarter for Tidal Fund accounts and the information listed above is located on the trading report, which will be attached to this form.

*  The report or recording of any transaction noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts

If you established a securities account during the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

_____	I did not establish a securities account during the preceding calendar quarter.

I certify that I have included on this report all transactions in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

(Signature)	(Date)

Exhibit B

Tidal Trust II

Initial Holdings Report

Name of Reporting Person:	Date Person Became Subject to the Code:

Date Report Due:	Date Submitted:

Information Provide as of:	[Note: Date person became subject to Code and as of date should be the same.]

Securities Holdings* (Note: Holdings in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Title of Reportable Security	Ticker or CUSIP	Type of security (Common, preferred, bond, Tidal Fund.)	No. of Shares or Principal Amount	Name of Broker Dealer or Bank Effecting Transaction

______	I have no holdings in Reportable Securities to report.

______	I have holdings in Reportable Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.

*  The report or recording of any holding in Reportable Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

______	I have no securities accounts to report.

I certify that I have included on this report all holdings in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

(Signature)	(Date)

Exhibit C

Tidal Trust II

Annual Holdings Report

Name of Reporting Person:	Calendar Year Ended:

Date Report Due:	Date Submitted:

Information Provided as of:	[Note: Information should be current as of a date no more than 30 days before this report is submitted.]

Securities Holdings* (Note: Holdings in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Title of Reportable Security	Ticker or CUSIP	Type of security (Common, preferred, bond, Tidal Fund.)	No. of Shares or Principal Amount	Name of Broker Dealer or Bank Effecting Transaction

______	I have no holdings in Reportable Securities to report for the year.

______	I have holdings in Reportable Securities in non- Tidal Fund accounts to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.

______	I have holdings in Reportable Securities in Tidal Fund accounts to report and the information listed above is located on the trading report, which will be attached to this form.

*  The report or recording of any holdings in Reportable Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts

Name of Broker, Dealer or Bank	Date Account Was Established	Name(s) on and Type of Account

______	I have no securities accounts to report for the year.

I certify that I have included on this report all holdings in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

(Signature)	(Date)

Exhibit D

Tidal Trust II

Initial Compliance Certification

Acknowledgement of Receipt of Initial Code of Ethics

I acknowledge that I:

*	have received, read and reviewed the Tidal Trust II Code of Ethics;
*	understand the policies and procedures in the Tidal Trust II Code of Ethics;

*	recognize that I am subject to these policies and procedures;

*	understand the penalties for non-compliance;

*	will fully comply with the Tidal Trust II Code of Ethics;

*	have fully and accurately completed this Initial Compliance Certification.

Signature:		Date Submitted:

Name:		Due Date:
(please print)

Exhibit E

Tidal Trust II

Annual Compliance Certification

Acknowledgement of Receipt of Annual Certification of the Code of Ethics

I certify that I:

*	have received, read and reviewed the Tidal Trust II Code of Ethics;

*	understand the policies and procedures in the Tidal Trust II Code of Ethics;

*	recognize that I am subject to these policies and procedures;

*	understand the penalties for non-compliance;

*	have complied with the Tidal Trust II Code of Ethics and any applicable reporting requirements during this past year;

*	have fully disclosed any exceptions to my compliance with the Tidal Trust II Code of Ethics below;

*	will fully comply with the Tidal Trust II Code of Ethics;

*	have fully and accurately completed this Annual Certification.

Exceptions:

Signature:		Date Submitted:

Name:		Due Date:
(please print)

Exhibit 7. Rule 17a-7. Exemption of Certain Purchase or Sale Transactions Between an Investment Company and Certain Affiliated Persons Thereof.

The Board of Trustees (the “Board”) of the Tidal Trust II (the “Trust”) has determined that these procedures, adopted these procedures pursuant to Rule 17a-7 under the Investment Company Act of 1940, as amended (the “1940 Act”), are reasonably designed to ensure compliance with Rule 17a-7’s safe harbor.

1)          Each transaction shall involve no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available;

2)          Each transaction shall be effected at the independent current market price of the security determined as follows:

a.           If the security is an NMS stock as that term is defined in Rule 600 of Regulation NMS under the Securities Exchange Act of 1934 (“1934 Act”), the last sale price with respect to such security reported in the consolidated transaction reporting system (“consolidated system”) or the average of the highest current independent bid and lowest current independent offer for such security (reported pursuant to Rule 602 under the 1934 Act) if there are no reported transactions in the consolidated system that day; or

b.           If the security is not a reported security, and the principal market for such security is an exchange, then the last sale on such exchange or the average of the highest current independent bid and lowest current independent offer on such exchange if there are no reported independent transactions on such exchange that day;

c.           If the security is not a reported security and is quoted in the NASDAQ System, then the average of the highest current independent bid and lowest current independent offer reported on Level 1 of NASDAQ;

d.           For all other securities, the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry (at a minimum, 3 market makers must be checked) ; or

e.           any other pricing methodology authorized or permitted from time to time by (i) amendment to Rule 17a-7, (ii) any relevant no action position taken by the staff of the U.S. Securities and Exchange Commission (“SEC”), or (iii) any exemptive relief granted by the SEC obtained by, or on behalf of, the Trust or any series thereof (each, a “Fund”).

3)           Each transaction shall be consistent with the policy of each Fund participating in the transaction, as recited in the Trust’s registration statement and reports filed under the Investment Company Act of 1940, as amended;

4)           No transaction shall involve the payment of a brokerage commission, fee (except for customary transfer fees) or other remuneration;

5)           The Board of Trustees have delegated to the Trust CCO the responsibility to determine, no less frequently than quarterly, that all purchases and sales were made in compliance with these procedures. The Trust CCO shall represent to the Board whether any affiliated transactions effected pursuant to Rule 17a-7 were made in compliance with these procedures;

6)           The Board of Trustees of the Fund, including a majority of the Independent Trustees shall review and determine no less frequently than quarterly that all effected pursuant to these Procedures during the preceding quarter (if any):

(a)             were effected in accordance with these Procedures; and

(b)             did not favor the affiliated shareholder to the detriment of any other shareholder.

7)           Appropriate Trust officers will provide a copy of these procedures to Tidal Investments LLC (and each sub-adviser);

8)           The Board of Trustees, including a majority of the non-interested Trustees, shall make and approve any changes to these procedures as they deem necessary or appropriate from time to time; and

9)           The Trust (a) shall maintain and preserve permanently in an easily accessible place a written copy of these procedures (and any modifications thereto); and (b) shall maintain and preserve for a period of not less than six years (two years in an easily accessible place), copies of the reports submitted on transactions pursuant to these Procedures.